As filed with the Securities and Exchange Commission on December 23, 2025.

Registration No. 333-277311

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form S-1/A

(Amendment No. 6 )

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Rubber Leaf Inc

(Exact name of registrant as specified in its charter)

Nevada	3714	32-0655276
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Xingxiu Hua

Chief Executive Officer and President

Room 2109, 21/F C C WU BLDG 302-308 HENNESSY ROAD,

WANCHAI, HONG KONG

+ (852) 2138-1668

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ParaCorp Incorporated

318 N. Carson Street, Ste. 208

Carson City, Nevada 89701

(916)-576-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jing Ye, Esq. Ye & Associates, P.C. 275 5th Avenue, 2nd Floor New York, NY 10016 Telephone: +1-929-300-7489	Michael Blankenship, Esq. Winston & Strawn LLP 800 Capitol Street, Suite 2400 Houston, TX 77002 Telephone: +1-713 651-2600

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 6 to the Registration Statement on Form S-1 (Registration No. 333-277311) is filed solely to amend Item 16 of Part II thereof and to file certain exhibits thereto. This Amendment No. 6 does not modify any provision of the prospectus contained in Part I of the Registration Statement. Accordingly, the prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

The Exhibit Index is hereby amended and supplemented to include the following exhibit:

●	Exhibit 5.2 - Opinion of Iu, Lai & Li Solicitors & Notaries.

All other exhibits previously filed remain unchanged.

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1++	Certificate of Incorporation, as filed with the Nevada Secretary of State on May 18, 2021
3.2++	Bylaws of The Registrant
4.1*	Form of Representative Warrant
5.1*	Opinion of Counsel to Registrant
5.2	Opinion of Iu, Lai & Li Solicitors & Notaries
10.1++	Share Exchange Agreement between the Company and Xingxiu Hua dated May 27, 2021
10.2+	Material Purchase Contract with Shanghai Haozong Rubber & Plastic Technology Co., Ltd.
10.3+	Material Sales Contract with Shanghai Xinsen Import and Export Co., Ltd.
10.4†+	Rubber Leaf Inc 2021 Equity Incentive Plan
10.5+	English Translation of the Credit Line Approval Letter from Industrial and Commercial Bank of China dated March 25, 2024.
10.6*	Employment Agreement between the Company and Xingxiu Hua
10.7*	Employment Agreement between the Company and Hua Wang
21.1+	List of Subsidiaries of the Registrant
23.1+	Consent of Simon & Edward, LLP
23.2*	Consent of Counsel to Registrant (included in Exhibit 5.1)
24.1+	Power of Attorney (included on the signature page to the registration statement on Form S-1 filed on February 23, 2024)
99.1+	Audit Committee Charter
99.2+	Compensation Committee Charter
99.3+	Nominating and Corporate Governance Committee Charter
99.4+	Code of Conduct
99.5+	Clawback Policy
107+	Filing Fee Table

* To be filed by amendment.

+ Previously filed.

++ Incorporated by reference to the Registration Statement on Form S-1 of the Company as filed with the SEC on November 15, 2021.

† Compensatory plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on December 23, 2025.

RUBBER LEAF INC

By:	/s/ Xingxiu Hua
Xingxiu Hua
Chief Executive Officer and President (Principal Executive Officer)

Name	Position	Date

/s/ Xingxiu Hua	Chief Executive Officer, President and Chairperson of the Board of Directors	December 23, 2025
Xingxiu Hua	(Principal Executive Officer)

/s/ Hua Wang	Chief Financial Officer, Secretary and Director	December 23, 2025
Hua Wang	(Principal Financial and Accounting Officer)

*	Director	December 23, 2025
Jun Tong

*	Director	December 23, 2025
Jiangwei Yan

*	Director	December 23, 2025
Wei Xu

*	Director	December 23, 2025
Rong Yu

*	Director	December 23, 2025
Yifeng Xu

*By:	/s/ Xingxiu Hua
Xingxiu Hua
Attorney-in-fact

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